Exhibit 3.203

CERTIFICATE OF INCORPORATION
OF
NRG POWER MARKETING INC.

FIRST.  The name of the corporation is NRGPower Marketing Inc.

SECOND.  The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (New Castle County).  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares which the corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $1.00 per share.

FIFTH.  The name and mailing address of the incorporator is Michael J. Young, 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403.

SIXTH.  The corporation is to have perpetual existence.

SEVENTH.  The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law, whether adopted by them or otherwise.

EIGHTH.  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

NINTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH.  No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of Delaware or (d) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of this Article Ninth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.

/s/ Michael J. Young
Michael J. Young
Incorporator

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)  The jurisdiction where the Corporation first formed is Delaware.

2.)  The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)  The date the Corporation first formed is August 18, 1997.

4.)  The name of the Corporation immediately prior to filing this Certificate is NRG Power Marketing Inc.

5.)  The name of the Limited Liability Company as set forth in the Certificate of Formation is NRO Power Marketing LW.

6.)  This merger shall become effective on 11:59pm on December 31, 2007 with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of December, A.D. 2007.

By:	/s/ Lynne Przychodzki
Authorized Person

Name:	Lynne Przvchodzki

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

First: The name of the limited liability company is NRG Power Marketing LLC.

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801.

The name of its Registered agent at such address is The Corporation Trust Company.

Third: This formation shall become effective at 11:59 on December 31, 2007 with the Secretary of State of Delaware.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 28th day of December, 2007.

By:	/s/ Lynne Przychodzki
Authorized Person

Name:	Lynne Przychodzki